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                                                                   EXHIBIT 99.3

                                  TENDER FOR

           ZERO COUPON CONVERTIBLE SUBORDINATED DEBENTURES DUE 2013

                                      OF

                            SILICON GRAPHICS, INC.

                              IN EXCHANGE FOR ITS

                       % SENIOR CONVERTIBLE NOTES DUE 2004


To Registered Holders and Depository Trust Company Participants:

  We are enclosing herewith the material listed below relating to the Exchange Offer (as defined herein) by Silicon Graphics, Inc., a Delaware corporation
(the "Company"), to exchange its   % Senior Convertible Notes due 2004 (the
"Senior Notes") for up to all of its outstanding Zero Coupon Convertible Debentures due 2013 (the "Zero Coupon Debentures").

  The Exchange Offer will be effected on the basis of that principal amount of Senior Notes equal to the accreted value of each $1,000 principal amount at maturity Zero Coupon Debenture as of the Expiration Date for each such Zero Coupon Debenture validly tendered and accepted for exchange in the Exchange Offer, and upon the terms and subject to the conditions set forth in the
Prospectus, dated      , 1997 (the "Prospectus"), of the Company, and the
related Letter of Transmittal (which, together with the Prospectus, constitutes the "Exchange Offer"). Senior Notes will not be issued in denominations of less than $1,000, and the Company will pay cash in lieu of issuing a fractional Senior Note to holders of validly tendered Zero Coupon Debentures.

  Enclosed herewith are copies of the following documents:

  1. Prospectus, dated      , 1997;

  2. Letter of Transmittal (together with accompanying Substitute Form W-9 Guidelines);

  3. Notice of Guaranteed Delivery; and

  4. A form of letter which may be sent to your clients for whose account you hold Zero Coupon Debentures in your name or in the name of your nominee, with space provided for obtaining such client's instruction with regard to the Exchange Offer.

  WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE
OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON      , 1997,
UNLESS EXTENDED BY THE COMPANY (THE "EXPIRATION DATE").

  The Exchange Offer is conditioned on the receipt for exchange of at least $200,000,000 aggregate principal amount at maturity of Zero Coupon Debentures and certain other conditions described in the Prospectus, which conditions may be waived by the Company. If holders of Zero Coupon Debentures wish to tender, but it is impracticable for them to forward their certificates for Zero Coupon Debentures prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer--Guaranteed Delivery Procedures."

  Georgeson & Company Inc. has been appointed Information Agent for the Exchange Offer. All questions relating to the Exchange Offer, as well as requests for assistance or additional copies of the Prospectus or the Letter of Transmittal, may be directed to Georgeson & Company Inc., New York, New York, telephone (800) 223-2064.
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  The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Dealer Manager and the Exchange Agent) in connection with the solicitation of tenders of Zero Coupon Debentures pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Zero Coupon Debentures to it, except as otherwise provided in Instruction 4 of the enclosed Letter of Transmittal.

                                          Very truly yours,

                                          SILICON GRAPHICS, INC.

  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU AS THE AGENT OF SILICON GRAPHICS, INC. OR STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A. OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.